                                                                EXHIBIT h(40)(b)

                                 AMENDMENT NO. 1
                             PARTICIPATION AGREEMENT


     The Participation Agreement (the "Agreement"), dated July 13, 1998, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, Keyport Benefit Life Insurance Company, a New York life insurance company and Keyport Financial Services, Corp., is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:



                                   SCHEDULE A



   FUNDS AVAILABLE UNDER THE                   SEPARATE ACCOUNTS       CONTRACTS FUNDED BY THE SEPARATE
          POLICIES                            UTILIZING THE FUNDS                 ACCOUNTS
   -------------------------                  -------------------      --------------------------------
AIM V.I. Capital Appreciation Fund             Variable Account A                 o    DVA
AIM V.I. Growth Fund
AIM V.I. International Equity Fund
AIM V.I. Value Fund




     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date: 12/28/98
               -----------------------



                                          AIM VARIABLE INSURANCE FUNDS, INC.



Attest:   /s/ NANCY L. MARTIN             By:    /s/ ROBERT H. GRAHAM
       ----------------------------          ----------------------------------
Name:   Nancy L. Martin                   Name:  Robert H. Graham
Title:  Assistant Secretary               Title: President


(SEAL)

                                          KEYPORT BENEFIT LIFE INSURANCE COMPANY



Attest: /s/ DONALD A. TRUMAN           By:  /s/ JACOB M. HIRSCHLER
       ------------------------             ----------------------------------
Name:  /s/ DONALD A. TRUMAN            Name: /s/ JACOB M. HIRSCHLER
       ------------------------             ----------------------------------
Title: Assistant Vice President        Title: Vice President
       and Assistant Secretary
       ------------------------             ----------------------------------

(SEAL)


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                                          KEYPORT FINANCIAL SERVICES, CORP.


Attest: /s/ DONALD A. TRUMAN           By:  /s/ JACOB M. HIRSCHLER
       ------------------------             ----------------------------------
Name:  /s/ DONALD A. TRUMAN            Name: /s/ JACOB M. HIRSCHLER
       ------------------------             ----------------------------------
Title: Assistant Vice President        Title: Vice President
       and Assistant Secretary
       ------------------------             ----------------------------------

(SEAL)



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